                                                                    EXHIBIT 10.6

Confidential


                         EMPLOYMENT CONTRACT AMENDMENT


BETWEEN Chip Application Technologies Limited, ACN 057 883 333 of 152-162 Riley Street, East Sydney, New South Wales (EMPLOYER)

AND            Justin Wescombe of 14/339 Edgecliff Road, Woollahra, NSW 2025
               (EMPLOYEE).

RECITALS

A.       The Employee is currently employed by the Employer.

B. The Employer has requested and the Employee has accepted that the Employee should be assigned to an overseas location for a minimum period of 2 years.

C. The parent company of the Employer proposes to appoint a North American based President and CEO ("President") in the near future.

D. The Employer and the Employee have agreed to amend the Employee Contract dated [______] ("Employment Contract") to reflect this change.

AGREEMENT

1.       CONFLICTS

         In any conflicts between this Agreement and the Employment Contract, this agreement will prevail.

2.       APPOINTMENT

2.1 The Employee will be employed in a senior position with line responsibility. The Employee will retain the title and position of Senior vice President Sales and Marketing until the President has had an opportunity to review the management structure of the Employer and interview appropriately qualified people (whether current employees or otherwise) for senior management positions. At the Presidents discretion and in consultation with the Employee, the duties and responsibilities and title of the Employee may change but the Employee will continue to be employed in a senior position with line responsibility.

2.2 The employer and Employee agree that the Employee will be employed overseas in the Location for the Term unless mutually agreed otherwise ("International Assignment")

3.       SALARY AND REMUNERATION

3.1 A remuneration package (inclusive of fringe benefits tax, supannuation and any other generally accepted employee deductions) to the value of US$130,000 gross per annum paid monthly to an account nominated by the Employee. All payments in shares will cease



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         as at the date of this agreement. The Employee's first and last instalments will be proportionate if necessary.

3.2 The Employee may determine the final structure of the remuneration package as long as it does not create any increased financial liability on the Employer.

4.       OTHER BENEFITS AND ENTITLEMENTS

4.1. The Employer will be responsible for paying all costs associated with accommodation for the Employee and family during the Term of this International Assignment. All accommodation will to be agreed with the President prior to commitment to rental.

4.2. The Employer will be responsible for paying all utility costs incurred by the Employee during the Term of this International Assignment. This includes, but is not limited to: power, water, heating, telephone (but excluding non-business related calls), state and federal taxes and other charges associated with the accommodation.

4.3 The Employer will be responsible for all professional insurance indemnity, that is required and appropriate during the Term of this International Assignment.

4.4 The Employer will be responsible for all professional fees associated with this International Assignment both prior to, during and after the assignment that are directly related to the International Assignment.

4.5. The Employer will be responsible for all airfares for the transfer of the Employee and family to all Locations associated with the International Assignment.

4.6. The Employer will provide one business class return airfare per annum for the Employee and each member of his family from the Location of the International Assignment to Australia or to another location for which the total airfare does not exceed the cost of the return airfare to Australia.

4.7. The Employer will be responsible for the cost of packing and insurance and shipping all personal household effects to the Location of the International Assignment and return to Australia at the end of the Term of the International Assignment. This will include the airfare for the return of the Employee and family from the Location of the International Assignment to Australia at the end of the Term.

5.       LOCATION

5.1 The Employer will be located initially in North America at a place to be agreed with the President and in the event of any disagreement shall be in close proximity to the Employers principle offices in North America ("Location"). During the Term the Location may change by mutual agreement between the parties and the Employer will pay any relocation expenses associated with any relocation.

6.       TERM

         The Employee will be employed on International Assignment for a minimum period of two years from the date hereof and the Expiry Date of the Employment Contract is hereby changed to read the date 2 years from the date of this agreement.

7.       REPORTING



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7.1      The Employee will report directly to the President or such other person nominated by the President from time to time.

7.2 In the Employment Contract where the term "Managing Director or CEO" appears, the term "President" will be read.

8.       TERMINATION

8.1 If the Employee is terminated without cause under Clause 11.2 of the Employment Contract, the Employee will be entitled to receive

         (a) severance pay of an amount equivalent to eight months at the remuneration rate referred to in Clause 3.1 of this agreement

         (b) all entitlements under Clauses 4.1 and 4.2, of this agreement for a period of three months from the date of termination

         (c) all entitlements under clause 4.7 in relation to the end of the Term.

8.2 If the Employee terminates the agreement for any reason, the Employee will be entitled to the benefit of Clause 4.7 of this agreement.

8.3 If for any reason the Employer assigns the Employee to a Location in Australia, the Employee may elect to terminate the Employment Contract by giving 3 months written notice and the Employee will be entitled to the benefit of Clause 4.7 of this agreement.




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IN WITNESS WHEREOF the party of the first part has affixed its corporate seal, duly attested to by the signature of its proper signing officers in that behalf and the party of the second part has affixed his signature the day and year first above written.




Signed for and on behalf of CHIP APPLICATION
TECHNOLOGIES LIMITED in the presence of





                                             /s/     [SIGNATURE ILLEGIBLE]
 ..................................           ..................................
       Company Secretary                                 Director

                                                       9/12/99




SIGNED SEALED AND DELIVERED BY
THE EMPLOYEE in the presence of                          Agreed



                                             /s/ JUSTIN WESTCOMBE
/s/ L.D. O'CONNOR                                   9/12/99
 ..................................           ..................................
Signature of Witness




    L.D. O'CONNOR
 ..................................
Name of Witness (print)







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                               EMPLOYMENT CONTRACT



BETWEEN Chip Application Technologies Limited, ACN 057 883 333 of 152-162 Riley Street, East Sydney, New South Wales (EMPLOYER)

AND            THE EMPLOYEE (AS DEFINED IN SCHEDULE 1).

RECITALS

A.       The Employee is currently employed by the Employer

B. The Employer and Employee wish to record the terms on which the Employee will continue to be employed by the Employer in the capacity set out in Schedule 1 of this Deed ("Future Capacity"), which from the Effective Date will replace the terms of the Employee's current employment.

AGREEMENT

1.       DEFINITIONS

         Effective Date means the date referred to in Schedule 1 as the effective date.

         Intellectual Property Rights means all intellectual property rights including without limitation.

         a) patents, copyright, rights in circuit layouts, registered designs, trademarks and the right to have confidential information kept confidential, and

         b) any application or right to apply for registration of any of those rights.

         Options means options over unissued shares in the capital of the Employer to be granted on the terms set out in Schedule 2 and Schedule 3.

         Total Remuneration means the salary and benefits due under Clause 4.1 from time to time.

2.       APPOINTMENT

2.1 The Employee has been employed by the Employer since the Initial Employment Date referred to in Schedule 1 and Employee benefits have accrued since that date.

2.2 The Employer hereby confirms that the Employee is currently employed in the capacity referred to in Schedule 1 for the Company ('Current Capacity') and that this Employment Contract will commence on the Effective Date and, unless terminated sooner under clause 11, or extended under Clause 9, will conclude on the Expiry Date referred to in Schedule 1




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3.       DUTIES AND RESPONSIBILITIES

3.1      The Employee shall have the Duties and Responsibilities specified in
         Schedule 1

3.2 Any alteration or modification to the Duties and Responsibilities of the Employee specified in Schedule 1 after the Effective Date shall be by mutual written agreement of the parties hereto.

3.3 The Employee must discharge faithfully and to the best of his knowledge, skill and ability the Duties and Responsibilities referred to herein in the best interests of the Employer, within normal and reasonable business hours.

3.4 The Employee may engage in other business or accept other employment or directorships provided that:

         a) the Employee informs the Employer of the business or employment immediately upon the engagement in the business, or commencement of employment,

         b) the business or employment in the reasonable opinion of the Managing Director is not related to the mandate of the Employer or any member of the Employer unless the Managing Director has given his prior approval, and

         C) the business or employment in the reasonable opinion of the Managing Director does not interfere with the discharge of the Employees Duties and Responsibilities under this agreement

3.5      The Employee may hold shares in other public and private companies.

3.6 The parties agree that, in order to better represent the interests of the Employer and its members, the Employee may be an active member of selected service, commercial, governmental, and advocacy organisations approved by the Managing Director, in which case(s) the Employer will provide release time and will cover expenses for membership and other participation fees and for costs associated with attendance, according to such terms as it may decide.

3.7 The Employee agrees that it may be necessary for the Employee to travel overseas for the purpose of the Employers business and the Employee agrees to such travel subject to any qualifications specified in
         Schedule 1.

4.       SALARY

4.1      The Employer must remunerate the Employee in accordance with Schedule
         1.

4.2 On each anniversary of the Effective Date, the Employee's Total Remuneration will be reviewed and increased by a percentage amount not less than the percentage increase in the All Groups Consumer Price Index for Sydney (CPI) as published by the Australian




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         Bureau of Statistics for the 12-month period preceding the anniversary of the Effective Date.

4.3 In addition to the Employee's Total Remuneration, the Employer will grant to the Employee options in accordance with and subject to the conditions in Schedule 2 and 3.

4.4 An increase in salary or any aspect of the salary package, once confirmed in writing by the Managing Director, may not be rescinded or revoked in whole or in part.

4.5 The Employee's Total Remuneration includes contributions made by the Employer for the Employee into a superannuation fund agreed between the parties or, if there is no agreement, into a superannuation fund nominated by the employer, on account of the minimum level of superannuation contributions which the Employer must make for the Employee for the purposes of the Superannuation Guarantee (Administration) Act 1992 and the Superannuation Guarantee Charge Act 1992 (collectively SGC Legislation) as amended from time to time (contributions). If there is any increase in the minimum level of superannuation contributions which the employer must make for the purposes of the SGC Legislation, the Employee's Total Remuneration will be increased by the amount of the additional superannuation levy payment up to a maximum of 9% contribution in accordance with the Law. Upon the commencement of this Contract, the Employee must do everything necessary for the Employer to make the contributions.

4.6 Within the Employee's Total Remuneration, the Employee has the option to contribute further amounts to superannuation and/or term life cover.

4.7 The parties agree that any further salary increases shall be on the basis of merit as measured by the Managing Directors periodic performance appraisal of the Employee, and the Managing Directors decision shall be at his sole discretion and shall be at least within the percentage range offered to other employees of the company.

5.       BENEFITS AND COMPLEMENTARY ACTIVITIES

5.1 The Employer must pay the Employee's membership and subscription fees in professional and commercial organisations relevant to the Employers business approved by the Managing Director.

5.2 The Employer, recognising the value to the Employer of the Employee's participation in professional and commercial organisations, courses, conferences and meetings, encourages his participation in the same, and will pay fees, including membership and subscription fees, and other costs associated with membership and attendance. The Employer expects the Employee, to attend national and/or international conferences and will provide funding in its annual budget for this activity.

6.       LEAVE

         The Employer must grant the Employee an annual paid vacation of twenty work days, with such leave to be taken at a time mutually agreed that does not inconvenience the Employer



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         or restrict the Employee in discharge of the Employee's duties and responsibilities. In addition the employer will grant the Employee any special leave entitlements referred to in Schedule 1 ('Special Leave').

7.       EXPENSES and ALLOWANCES

7.1 The Employer must reimburse the Employee for travel, entertainment and any other necessarily incurred and reasonable expenses, including the cost of transportation, parking, tolls and taxes, food and lodging incurred in performing any of the duties and responsibilities expected of the Employee.

7.2 Where the Employee uses his own car for company business, costs will be reimbursed on a kilometre allowance basis in accordance with the recommended scale published from time to time by the Australian Tax Office.

7.3 The Employer must pay for the costs of telephone calls relevant to the Employers business or reimburse the Employee for the amount expended on telephones.

7.4 Any reimbursement under this Part 7 shall be made by electronic transfer to a bank account nominated by the Employee or by cheque delivered to the Employee within 7 business days (or 20 business days for reimbursements of less then $100) of receipt (on paper or via e-mail or other electronic form) of completed expense forms approved by the Employer for use by the Employee for this purpose. If any part of the reimbursement is disputed, the undisputed amount shall be paid. Where any reimbursements (whether disputed or not) is not paid in accordance with this clause, the Employer will in addition pay interest at the rate equivalent to the prevailing 90 day bank bill rate (as published in the Australian Financial Review on the due date) plus 5% for the period from the due date for payment to the actual payment date.

7.5 The completed expense forms referred to in Clause 7.4 will be accompanied by such invoices or receipts as may reasonably evidence the expense and payment thereof by the Employee. In the case of overseas expenses such invoices or receipts will be delivered to the Employer as soon a practically possible following submission of the completed expense form.

8.       ILLNESS OR INJURY

8.1      Subject to Clause 8.2:

         a) the Employer must grant the Employee up to 6 days paid sick leave each year if the Employee is unable to perform the Employee's duties due to illness or injury, and

         b) untaken sick leave will accumulate from year to year to a maximum of 12 days.

8.2 Before granting paid sick leave, where the leave exceeds three days, the Employer may require the Employee to provide the Employer with a certificate signed by a medical practitioner confirming the illness or injury.




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9.       RENEWAL

9.1 This Agreement terminates on the Expiry Date specified in Schedule 1, unless: it is terminated sooner in accordance with the terms of this Agreement or extended by mutual agreement. If this Agreement is not renewed or any substitute agreement entered into by 1 March 2001, then each party will be entitled to assume that the agreement will terminate on the 30 July 2001 and that all appropriate notices have been given.

10.      ASSIGNMENT OF INTELLECTUAL PROPERTY

10.1     The Employee:

         a) presently assigns to the Employer all existing and future Intellectual Property Rights in all inventions, models, designs, drawings, plans, software, reports, proposals and other materials created or generated by the Employee (whether alone or with the Employer, its other employees or contractors) for use by the Employer, and

         b) acknowledges that by virtue of this clause all such existing rights are vested in the Employer and, on their creation, all such future rights will vest in the Employer

10.2 The Employee must do all things reasonably requested by the Employer to enable the Employer to assure further the rights assigned under Clause 10.1.

11.      TERMINATION

11.1 The Employer may terminate this agreement at any time (or just cause without notice to the Employee, if the Employee:

         a) is charged with a criminal offence, excluding a traffic offence, or

         b)       breaches the Confidentiality Agreement, or

         c) the Employee has committed an act of serious misconduct of a dishonest or fraudulent nature, or

         d) breaches any material provision of this Agreement and fails to rectify such breach within 30 days of being required to do so in writing, or

         e)       becomes unable to pay his debts as they became due, or

         f) through illness is unable to return to duties within three (3) months, or

         g) is an "injured employee" as defined in Section 91(1) of the Industrial Relations Act 1996 (NSW) and is not fit to perform the Employee's duties for three months from the time the Employee first became unfit for employment




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11.2     The Employer may terminate this agreement at any time without just cause upon expiry of the Employer Notice Period (specified in Schedule
         1) by providing written notice from the Managing Director to the Employee.

11.3 The Employee may terminate this agreement with 30 days notice if the Employer breaches any of its material obligations under this contract, and has not rectified the breach within 30 days of notice of such breach, and shall be entitled to an amount equal to the balance of the salary and benefits due under the full term of the contract or six months salary and benefits, whichever is the lesser.

11.4 The Employee may terminate this agreement for significant and serious personal or family reasons by providing the Managing Director with prior notice in writing of a minimum period specified in Schedule 1 as the Employee Notice Period.

11.5 The Employer agrees that the rules of natural justice shall apply, in any termination of the Employee's contract by the Employer.

11.6 This agreement may be terminated at any time by mutual agreement of the parties.

11.7 During any period of notice referred to in this Clause 11, the Employee must perform his duties and responsibilities under this Agreement unless the Employer and Employee mutually agree to an alternative arrangement.

11.8 If there is a change in control as a result of a change in shareholders in the Employer, or any parent of the Employer such that a majority of Directors are appointed by a controlling shareholder and the Board of Directors implement a change in the Chief Executive Officer or Managing Director, then the Employee may, by notice in writing within 60 days of such events, terminate this agreement by giving 6 months notice.

12.      WHAT HAPPENS AFTER TERMINATION OF EMPLOYMENT

12.1 The Employer may set off any amounts the Employee owes the Employer against any amounts the Employer owes the Employee at the date of termination except for amounts the Employer is not entitled by law to set off.

12.2 The Employee must return all the Employer's property (including property leased by the Employer) to the Employer on termination including all written or machine readable material, software, computers, credit cards, keys and vehicles.

12.3 The Employee's obligations under the Confidentiality Agreement continue after termination except in respect of information that is part of the Employee's general skill and knowledge.

12.4 The Employee must not record any Confidential Information in any form after termination.

13.      RESTRAINT ON THE EMPLOYEE'S CONDUCT




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13.1     During the restraint period of 9 months after termination of the
         Employee's employment, the Employee must not

         a) solicit, canvass, approach or accept any approach from any person who was at any time during the Employee's last 12 months with the Employer, a Client of the Employer in that part or parts of the business carried on by the Employer in which the Employee was employed with a view to obtaining the custom of that person in a business that is the same or similar to the business conducted by the Employer, or

         b) interfere with the relationship between the Employer and its customers, employees or suppliers, or

         c) induce or assist in the inducement of any employee, consultant, customer, supplier or any other contractor of the Employer to leave their employment or terminate any contract.

         For the purposes of this clause 13.1, a Client of the Employee shall mean any company or entity with whom the Employer has a signed agreement (other than a Confidentiality Agreement) under which the Employee has been actively involved in implementing.

13.2     The Employee acknowledges that each restriction specified in clause
         13.1 is in the circumstances reasonable and necessary to protect the Employees legitimate interests.

13.3 For the purpose of this Clause 13, the Employee acknowledges that the definition of Employer will include any subsidiary or parent of Chip Application Technologies Limited.

14.      INDEMNITY AND INSURANCE

14.1 The Employer agrees to defend, save harmless and indemnify the Employee from any demands, claims, suits, actions or other proceedings which may be brought against him arising from the performance of his duties and for any cost, loss, damage or liability arising therefrom, including all legal fees and disbursements incurred in connection therewith.

14.2 During the term of this Agreement, and any subsequent renewal of this Agreement, the Employer will provide the Employee appropriate insurance cover including where applicable cover under a Directors and Officers Liability Insurance Policy, medical,

15.      GOVERNING LAW AND ARBITRATION

         This Agreement is governed by the law applicable in New South Wales. Any dispute may be decided by the Australian Commercial Disputes Centre or equivalent body.

16.      CANCELLATION OF PREVIOUS AGREEMENTS

         From the Effective Date, this Agreement supersedes and takes the place of all prior oral or written agreements made between the parties, other than where relevant for the purposes



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of accruing long service leave and other employee benefits and confidentiality, and any prior condition, warranty, indemnity or representation imposed, given or made by a party.

17.      WAIVER

         The failure of either party at any time to insist on performance of any provision of this Agreement is not a waiver of its right at any later time to insist on performance of that of any other provision of this Agreement, provided that the lack of notice does not prejudice the other party's ability to rectify its or his performance.

18.      NOTICES

         Any notice which may be or is required to be given pursuant to this Agreement shall be sufficiently given if served personally upon the party for whom it is intended or if mailed by Certified Mail, in the case of the Employer, to it at its head office for the time being and in the case of the Employee, to him at his address as last shown on the books of the Employer. The date of receipt of such notice shall be deemed to be the date of delivery, if such notice is served personally, and five (5) days after the date of posting if sent by prepaid Certified Mail, except in the event of an actual or threatened, postal disruption in which case all notices shall be delivered.

19.      ALTERATION

         This Agreement (including its schedules) may only be altered by agreement in writing signed by each party.

20.      THIS AGREEMENT IS CONFIDENTIAL

         The terms of this Agreement and any subsequent amendments are confidential and may not be disclosed by the Employee or the Employer other than in a non-personalised form to any other person or company, other than for the purpose of obtaining professional legal or accounting advice, or as may be required by law or Australian Stock Exchange listing or reporting requirements, without the written approval of both parties.

21.      GENERAL

21.1 Headings are for reference only and do not affect the meaning of this Agreement.

21.2 In the event that any term of this agreement is inconsistent with or in violation of any provision of any law of NSW or Australia, it is hereby deemed to be amended to the extent required to avoid such inconsistency or illegality and, if any term of this agreement is thereby annulled, the remainder of this agreement shall remain in full force and effect.

21.3     Time shall be the essence of this Agreement.

21.4 Schedules 1, 2 and 3 annexed to this Agreement are for all purposes an integral part of this Agreement.


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IN WITNESS WHEREOF the party of the first part has affixed its corporate seal, duly attested to by the signature of its proper signing officers in that behalf and the party of the second part has affixed his signature the day and year first above written.



Signed for and on behalf OF CHIP APPLICATION
TECHNOLOGIES LIMITED in the presence of



                                               /s/ [SIGNATURE ILLEGIBLE]
-----------------------------------            ---------------------------------
      Company Secretary                               Director




SIGNED SEALED AND DELIVERED BY
THE EMPLOYEE in the presence of


/s/ L.D. O'CONNOR                              /s/ JUSTIN WESCOMBE
-----------------------------------            ---------------------------------
Signature of Witness                                  5 July 1996


/s/ L.D. O'CONNOR
-----------------------------------
Name of Witness (print)



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                        EMPLOYMENT CONTRACT (CLAUSE 4.3)

                                   SCHEDULE 3

                      OTHER TERMS AND CONDITIONS OF OPTIONS

The terms and conditions of the options are as follows:

1.       ENTITLEMENT

         The Option holder is entitled to subscribe for one fully paid ordinary share in the capital of the Company for each Option held.

2.       ISSUE PRICE

         No amount is payable on issue of the Options.

3.       EXERCISE PRICE

         The exercise price of each Option is the exercise price referred to in
         Schedule 2.

4.       OPTION PERIOD

         Each Option may be exercised in whole or in part at any time prior to the Option Expiry Date set out below. Any Option that is not exercised will automatically expire on the Option Expiry Date.

5.       TRANSFERABILITY

         The Options may not be transferred without the prior consent of the Company (which consent will not be unreasonably withheld) and only in accordance with the Articles of Association of the Company.

6.       PARTICIPATION IN BONUS ISSUES AND CASH ISSUES

6.1 If the Company makes a bonus issue of shares or other securities convertible into ordinary shares pro rata to holders of ordinary shares (other than an issue in lieu of dividends or by way of dividend reinvestment pursuant to any shareholder election), the Option holder will be entitled to participate in such issue, upon exercise of all or part of the Options on or before the books closing date for that issue, on the same basis as the holders of ordinary shares in the capital of the Company.

6.2 If the Company makes an offer to subscribe for cash of ordinary shares pro rata to the holders of ordinary shares the Option holder will be entitled to participate in such offer, upon exercise of all or part of the Options on or before the books closing date for that offer, on the same basis as the holders of ordinary shares in the capital of the Company

6.3 The Company must notify the Option holder at least 12 business days before the books closing date for determining entitlements to an offer referred to in Clauses 6.1 or 6.2 of

         a)       the proposed terms of the issue of the offer, and


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         b)       the right to exercise his Options under Clause 6.1 or 6.2 (as the case may be).

7.       ADJUSTMENTS FOR BONUS ISSUES AND CASH ISSUES

7.1 If the Company is listed on the Australian Stock Exchange and makes an offer for cash of ordinary shares pro rata to the holders of ordinary shares, the exercise price of each Option shall be reduced by the value of the theoretical rights entitlement per cum rights share (E) provided that the exercise price of each Option shall not be reduced to less than the nominal value of the Company" ordinary shares, where E is calculated in accordance with the following formula:

                  E = P - (S + D)
                      -----------
                         N + 1

         Where:

         E = theoretical value of the rights entitlement attached to each share (quoted cum rights)

         P = the weighted average market price of fully paid ordinary shares of the Company sold in the ordinary course of trading on the Australian Stock Exchange Limited during the five trading days after the announcement of the rights issue

         S = subscription price (application money plus calls) for new shares

         D = any dividends due but not yet paid on existing shares which will not be payable in respect of new shares issued under the rights issue

         N = number of cum rights shares required to be held to receive a right to one new share

         No change will be made to the number of shares to which the Option holder is entitled.

7.2 If the Company makes a bonus issue of shares or other securities convertible into ordinary shares pro rata to holders of ordinary shares (other than an issue in lieu of dividends or by way of dividend reinvestment pursuant to any shareholder election), the number of shares issued on exercise of each Option will include the number of bonus shares that would have been issued if the Option had been exercised prior to the books closing date for bonus shares. No change will be made to the exercise price.

8.       RECONSTRUCTION

         In the event of a reconstruction (including consolidation, sub-division, reduction or return) of the issued capital of the Company, the number of Options or the exercise price of Options or both shall be reconstructed (as appropriate) in a manner which would not result in any benefits being conferred on the Option holders which are not conferred on shareholders (subject to the provisions with respect to rounding of entitlements as sanctioned by the meeting of shareholders approving the reconstruction of capital) but in all respects the terms for the exercise of Options shall remain unchanged.

9.       RANKING OF SHARES ALLOTTED ON EXERCISE OF OPTIONS


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         All share allotted pursuant to the exercise of Options will, subject to the Memorandum and Articles of Association of the Company, rank in all respects (including rights relating to dividends) pari passu with the existing ordinary shares of the Company on issue at date of allotment.

10.      METHOD OF EXERCISE OF OPTIONS

10.1 Options may be exercised by written notice to the Secretary of the Company. The exercise notice must specify the number of shares required to be allotted, which number must be a multiple of 1,000 if only part of the Options are exercised, or if the total number of Options held is less than 1,000, then the total of all Options held must be exercised. Options will be deemed to have been exercised on the date that the application is lodged with the Secretary of the Company.

10.2 The Option holder must pay the exercise price in full to the Company on the date of the exercise of the Options.

10.3 The exercise of less than all of the Option holder's Options will not prevent the Option holder from exercising an Option in respect of the whole or any part of the balance of the entitlement under his remaining Options.

10.4 On exercise of the Options the Option holder must surrender his Option certificate to the Company in respect of those Options being exercised.

10.5 If the Option holder exercises less than the total number of Options then registered in his name:

         a) The Option holder must surrender his Option certificate to the Company, and

         b) the Company must cancel that Option certificate and issue to the holder a new Option certificate in respect of the Option holder's unexercised Options.

10.6 Within 10 days of receipt of the application for the exercise of Options and payment by the Option holder of the exercise price of such Options, the Company must issue and allot to the Option holder the number of fully paid ordinary shares in the capital of the Company specified in the application.

10.7 If the Company is listed on the Australian Stock Exchange then it will as soon as practicable after issue make application for the shares issued upon exercise of Options by the Option holder to be granted official quotation on the Australian Stock Exchange. The Options are not to be listed on the ASX.

11.      COMPULSORY ACQUISITION

         If an entity ("Offeror") serves a notice on the option holder in accordance with section 703(4) of the Corporations Law, all options, which have not yet vested, become bested on the date that notice is served on the option holder.

         All options (including all existing options and all options that have been vested by virtue of the preceding paragraph) will lapse on the date 3 months after delivery of that notice.



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         Unless waived by written notice from the Company, the option holder must accept an offer to acquire all options which remain unexercised which is delivered in accordance with section 703(4) of the Corporations Law. This obligation is conditional on the terms offered by the Offeror being no less favourable than the offer price paid or payable by the Offeror in connection with the acquisition of ordinary shares in the Company under the Offeror's takeover scheme or take-over announcement, adjusted to reflect the offer for options rather than ordinary shares or on terms determined by a Court as contemplated by section 703(8) of the Corporations Law".

12.      OPTION EXPIRY DATE

         Subject to clause 11, the Option Expiry Date is the option expiry date referred to in Schedule 2.

13,      TAXATION

         The Employee is exclusively and solely responsible for all and any tax that may be payable as a result of the issue and or exercise of the Options and or the sale of shares resulting from the exercise of the Options. The Employer makes no warranty or representation in respect of any taxation that may be applicable to the issue and or exercise of the Options and or the sale of shares resulting from the exercise of the Options.

14.      UNEXERCISED OPTIONS

(a) This clause 14 applies to all Unexercised Options. If there is any inconsistency between this clause and the other provisions of these Terms and Conditions in respect of the exercise of Unexercised Options, this clause prevails to the extent of this inconsistency.

(b)      If, at the time an Unexercised Option is exercised:

         i)       the Company is not listed on ASX: and

         ii) the Company is a subsidiary of another company (the "Parent Company") and

         iii)     the Parent Company is listed on A$X or any Approved Exchange the Company may, instead of issuing shares in the capital of the Company, elect to have the Parent Company issue one fully paid share of common stock in the Parent Company for each Unexercised Option held.

(c)      If the Company makes the election referred to in paragraph (b):

         i) in lieu of the Option holder's enticement under clause 1 to subscribe for one fully paid ordinary share in the capital of the Company for each Option held, the Option holder will be issued one fully paid share of common stock of the Parent Company for each Unexercised Option held;

         ii) in lieu of paying the exercise price to the Company in accordance wit Clause 10.2, the Option holder must pay the full exercise price (which would have otherwise been payable to the Company) to the Parent Company on the date of exercise of the Unexercised Options and the Company is authorised to pay over any such moneys received by it to the Parent Company without further act or authority of the Option holder; and



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         iii)     within 10 days of receipt of the application for the exercise of the Unexercised Options and payment by the Option holder of the exercise price of such Options, the Parent Company must issue to the Option holder the number of fully paid shares of common stock of the Parent Company specified in the application; and

         iv) to avoid doubt, the Option holder has no entitlement to be issued or allotted any shares in the capital of the Company upon exercise of the Unexercised Options.

(d)      In this Clause 14:

         "Unexercised Options" means all Options that have been granted but are unexercised



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